Exhibit 5.10

Knight Piésold CONSULTING

Knight Piésold Ltd.
1650 Main Street West
North Bay, Ontario
Canada, P1B 8G5
T +1 705 476 2165
E northbay@knightpiesold.com
www.knightpiesold.com

CONSENT OF EXPERT

April 9, 2020

United States Securities and Exchange Commission

RE: Registration Statement on Form F-10 (**the "Registration Statement"**) of Endeavour Silver Corp. (**the "Company"**)

To Whom it May Concern,

The undersigned hereby consents to the use of and reference to his name in the Registration Statement and the documents incorporated therein by reference.

The undersigned hereby consents to the use of the technical information, including extracts from or summaries of the technical information, in the Registration Statement, and the documents incorporated by reference therein, and any amendments to the Registration Statement, including post-effective amendments, filed with the United States Securities and Exchange Commission pursuant to the United States Securities Act of 1933, as amended, from the following technical reports of which the undersigned is an author:

"NI 43-101 Technical Report: Updated Technical Report for the Terronera Project, Jalisco State, Mexico" effective February 12, 2019 and dated April 30, 2019.

Dated: April 9, 2020

Prepared: [signature]

Ben Peacock, P.Eng.
Senior Engineer
Knight Piésold Ltd.

/bp

File No.: NB201-00542/03-A.01 1 of 1 Cont. No.: NB20-00279